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                                                                    EXHIBIT 10.5

                          SUBORDINATED PROMISSORY NOTE

This instrument and the rights and obligations evidenced hereby are subordinate in the manner and to the extent set forth in that certain Subordination and Intercreditor Agreement (the "Subordination Agreement") dated as of May 15, 2003 by and among Sentinel Capital Partners II, L.P., a Delaware limited partnership, Castle Dental Centers, Inc., a Delaware corporation (the "Company") and General Electric Capital Corporation, a Delaware Corporation, as Agent ("Agent"), to the indebtedness (including interest) owed by the Company pursuant to that certain Credit Agreement dated as of May 15, 2003 by and among the Company, Agent and the lenders from time to time party thereto, as such Credit Agreement has been and hereafter may be amended, restated, supplemented or otherwise modified from time to time and to indebtedness refinancing the indebtedness under that agreement as contemplated by the Subordination Agreement; and each holder of this instrument, by its acceptance hereof, irrevocably agrees to be bound by the provisions of the Subordination Agreement.

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS

                           CASTLE DENTAL CENTERS, INC.

                          SUBORDINATED PROMISSORY NOTE

$                                                             New York, New York
                                                                    May 15, 2003

          FOR VALUE RECEIVED, the undersigned, CASTLE DENTAL CENTERS, INC. ("Borrower"), a Delaware corporation, hereby promises to pay to the order of _________________ or its registered assigns (the "Holder"), the principal sum of $_______________ on May 15, 2008 (the "Maturity Date"), with interest thereon from time to time as provided herein.

          1. Purchase Agreement. This Subordinated Promissory Note (the "Note") is issued by the Borrower on the date hereof pursuant to the Preferred Stock and Subordinated Note Purchase Agreement (the "Purchase Agreement"), dated as of May 15, 2003 by and between the Borrower, Sentinel Capital Partners II, L.P. and certain other parties thereto, and is subject to the terms thereof. This Note, together with all promissory notes issued pursuant to paragraph 5 hereof are hereinafter referred to as the "Notes." The Holder is entitled to the benefits of this Note and the Purchase Agreement, as it relates to the Note, and may enforce the agreements of the Borrower contained herein and therein and exercise the remedies provided for hereby and thereby or otherwise

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available in respect hereto and thereto. Capitalized terms used herein without definition are used herein with the meanings ascribed to such terms in the Purchase Agreement.

          2. Interest. The Borrower promises to pay interest ("Interest") on the principal amount of this Note (including any Basic Interest or PIK Interest added to the principal amount of this Note as provided in Sections 2(a) and 2(b) below) at the rate of 20% per annum (the "Interest Rate"). Interest on this Note shall accrue from and including the date of issuance through and until repayment of the principal amount of this Note and payment of all Interest in full, and shall be computed on the basis of a 360-day year of twelve 30-day months. Interest shall be paid as follows:

          (a) Basic Interest. The Borrower shall pay Interest ("Basic Interest") on the principal amount of this Note at the rate of 10% per annum, quarterly on each May 15, August 15, November 15 and February 15 of each year or, if any such date shall not be a Business Day, on the next succeeding Business Day to occur after such date (each date upon which Basic Interest shall be so payable, an "Interest Payment Date"), beginning on August 15, 2003, by wire transfer of immediately available funds to an account at a bank designated in writing by the Holder; provided that if for any reason any portion of any such payment of Basic Interest is not made on the applicable Interest Payment Date, the amount of Basic Interest not so paid shall be added to the principal amount of this Note until such time as such Basic Interest is paid. In the absence of any such written designation, any such Interest payment shall be deemed made on the date a check in the applicable amount payable to the order of Holder is received by the Holder at its last address as reflected in Borrower's note register; if no such address appears, then to such Holder in care of the last address in such note register of any predecessor holder of this Note (or its predecessor).

          (b) PIK Interest. The Borrower shall pay Interest ("PIK Interest") on the principal amount of this Note at a rate of 10% per annum, quarterly on each Interest Payment Date, by adding an amount equal to the aggregate accrued but unpaid PIK Interest as of such Interest Payment Date to the principal amount of this Note.

          (c) No Usurious Interest. In the event that any interest rate(s) provided for in this Section 2 shall be determined to be unlawful, such interest rate(s) shall be computed at the highest rate permitted by applicable law. Any payment by the Borrower of any interest amount in excess of that permitted by law shall be considered a mistake, with the excess being applied to the principal amount of this Note without prepayment premium or penalty; if no such principal amount is outstanding, such excess shall be returned to Borrower.

          3. Optional Prepayment. Borrower shall be permitted at any time and from time to time to prepay all or a portion of the principal and accrued Interest on the Notes; provided that (A) such prepayments shall only be permitted to be made with (i) cash on hand (provided such cash is not the proceeds of a financing), and/or (ii) proceeds of senior secured debt (provided that the terms of the pricing and interest rate of such debt shall not be less favorable from the Borrower's perspective than those of the senior debt represented by the credit facility entered into by the Company on May 15, 2003 and provided that no equity of the Borrower or instruments convertible or exercisable for equity of the Borrower shall be issued to the applicable lender(s) in partial consideration of the incurrence of such debt), (B) such prepayments shall be in a minimum amount

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of $1,000,000 (or such lesser amount of aggregate principal and Interest of the
Notes that is outstanding at such time), (C) such prepayments shall be applied to accrued Interest first and then to outstanding principal, and (D) such prepayments shall be made pro rata with respect to each Note based on the aggregate principal and accrued Interest outstanding under each such Note. Borrower shall also be permitted at any time and from time to time to prepay all or a portion of the principal and accrued Interest on the Notes if Sentinel consents in writing, provided that such prepayments shall be made pro rata with respect to each Note based on the aggregate principal and accrued Interest outstanding under each such Note.

          4. Acceleration. On the earlier to occur of (i) the consummation of a Change of Control, (ii) the Company's issuance after May 15, 2003 of equity securities pursuant to a public offering registered pursuant to the Securities Act of 1933 with a gross offering price equal to or exceeding the aggregate principal and accrued Interest on the Notes, or (iii) a Liquidation Event, the outstanding principal of and all accrued Interest on this Note shall automatically become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived.

     "Change of Control" means: (i) the sale, lease, transfer, conveyance or other disposition, in one or a series of related transactions, of all or substantially all the assets of the Borrower and its subsidiaries taken as a whole to any "person" (as such term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), or (ii) the consummation of any transaction (including any merger or consolidation) the result of which is that any "person" (as defined above), other than Sentinel Capital Partners II, L.P. and or its affiliates, becomes the beneficial owner (as determined in accordance with Rules 13d-3 and 13d-5 under the Exchange Act except that a person will be deemed to have beneficial ownership of all shares that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the Common Stock of the Company (on a fully diluted as if converted basis).

     A "Liquidation Event" shall have occurred if (A) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (a) relief in respect of the Borrower or of a substantial part of its property or assets, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal or state bankruptcy, insolvency, receivership or similar law, (b) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower, or for a substantial part of its property or assets, or (c) the winding up or liquidation of the Borrower; and such proceeding or petition shall continue undismissed for 60 days, or an order or decree approving or ordering any of the foregoing shall be entered, or (B) the Borrower shall (a) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal or state bankruptcy, insolvency, receivership or similar law, (b) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower, or for a substantial part of its property or assets, (c) make a general assignment for the benefit of creditors, (d) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (e) take any action for the purpose of effecting any of the foregoing.

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          5.     Register; Assignment. The Borrower shall maintain a register
(the "Note Register") in its principal offices for the purpose of registering the Note and any transfer or partial transfer thereof, which register shall reflect and identify, at all times, the ownership of record of any interest in the Note. Upon the issuance of this Note, the Borrower shall record the name and address of the initial purchaser of this Note in the Note Register as the first Holder. Upon surrender for registration of transfer or exchange of this Note at the principal offices of the Borrower, the Borrower shall, at its expense, execute and deliver one or more new Notes of like tenor and of denominations of at least $1,000 (except as may be necessary to reflect any principal amount not evenly divisible by $1,000) of a like aggregate principal amount, registered in the name of the Holder or a transferee or transferees. Every Note surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by written instrument of transfer duly executed by the Holder of such Note or such holder's attorney duly authorized in writing. This Note may be transferred or assigned, in whole or in part, by the Holder at any time.

          6. Replacement of Note. On receipt by the Borrower of an affidavit of an authorized representative of the Holder stating the circumstances of the loss, theft, destruction or mutilation of this Note (and in the case of any such mutilation, on surrender and cancellation of such Note), the Borrower, at its expense, will promptly execute and deliver, in lieu thereof, a new Note of like tenor. If required by the Borrower, such Holder must provide indemnity sufficient in the reasonable judgment of the Borrower to protect the Borrower from any loss which they may suffer if a lost, stolen or destroyed Note is replaced.

          7. Covenants Bind Successors and Assigns. All the covenants, stipulations, promises and agreements in this Note contained by or on behalf of the Borrower shall bind its successors and assigns, whether so expressed or not.

          8. Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, telecopier (with receipt confirmed), courier service or personal delivery at the addresses set forth in the Company's records. All such notices and communications shall be deemed to have been duly given when: delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial overnight courier service; if mailed, five Business Days after being deposited in the mail, postage prepaid; or if telecopied, when receipt is acknowledged.

          9. Amendment. Amendments and modifications of the Notes may be made only pursuant to a writing signed by the Borrower and holders of Notes representing a majority of the aggregate outstanding principal represented by the Notes at the time of such amendment or modification.

          10. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, CONSTRUED IN ACCORDANCE WITH, AND ENFORCED UNDER, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS OR INSTRUMENTS ENTERED INTO AND PERFORMED ENTIRELY WITHIN SUCH STATE.

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          11.    Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

          12. Headings. The headings in this Note are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                                       CASTLE DENTAL CENTERS, INC.

                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

                [SIGNATURE PAGE TO SUBORDINATED PROMISSORY NOTE]

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